UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 26, 2012

SCBT FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina (State or other jurisdiction of incorporation)	001-12669 (Commission File Number)	57-0799315 (IRS Employer Identification No.)

520 Gervais Street Columbia, South Carolina (Address of principal executive offices)	29201 (Zip Code)

(800) 277-2175

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Director Retirement

On January 26, 2012, Susie H. VanHuss notified the Chairman of SCBT Financial Corporation (the “Company”) that, in accordance with the By-Laws of the Company pertaining to mandatory retirement at age of 72, Dr. VanHuss will retire from the Board of Directors of the Company effective immediately after the 2012 Annual Meeting of Shareholders, which is scheduled for April 24, 2012.

(b) Director to Not Stand for Re-election

On January 26, 2012, Dwight W. Frierson notified the Chairman of SCBT Financial Corporation (the “Company”) that Mr. Frierson will not stand for re-election to the Board of Directors of the Company effective immediately after the 2012 Annual Meeting of Shareholders, which is scheduled for April 24, 2012.

(c) Change in Principal Accounting Officer

Keith S. Rainwater, age 49, who has served since May of 2007 as the Company’s Senior Vice President and Assistant Controller assumed a new position as Senior Vice President and Director of External Reporting and has assumed the duties of Principal Accounting Officer effective January 26, 2012.  SCBT believes that Mr. Rainwater’s knowledge of the Company and experience make him highly qualified for these roles. Donald E. Pickett, age 51, who has been with SCBT since January 2010 and has served as the Company’s Executive Vice President, Chief Financial Officer (CFO), and, since October 2011, Principal Accounting Officer, will continue as CFO and Executive Vice President.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCBT FINANCIAL CORPORATION
(Registrant)

Date:	February 1, 2012	/s/ Donald E. Pickett
Donald E. Pickett
Executive Vice President and
Chief Financial Officer